Exhibit 10.39
FIFTH AMENDMENT TO LEASE DATED 4-1-98
This amendment of Lease, entered into as of the 12th day of November, 2009, by and between Cambridge Apartments, Inc., a Minnesota corporation, and Navarre Corporation, a Minnesota corporation.
WHEREAS: Cambridge Apartments, Inc. as lessor and Navarre Corporation as lessee have previously entered into and are now operating under a lease of certain premises dated 4-1-98 as amended.
WHEREAS: Lessee has requested lessor to execute a COLLATERAL ACCESS AGREEMENT (agreement) in favor of Wells Fargo Foothill, LLC (Exhibit 1 attached) which would replace a LANDLORD’S WAIVER AND CONSENT previously furnished in accordance with the FIRST AMENDMENT TO LEASE DATED 9-27-01.
WHEREAS: Said agreement changes lessor’s rights, duties and security under the lease.
NOW, THEREFORE, in consideration of lessor furnishing said agreement the parties agree the lease is amended to provide as follows:
A.	The LANDLORD’S WAIVER AND CONSENT provided for in the FIRST AMENDMENT TO LEASE DATED 9-27-01 is null and void.

B.	The letter of credit from General Electric Capital Corporation provided for in the FIRST AMENDMENT TO LEASE DATED 9-27-01 is no longer effective.

C.	The security and damage deposit in the amount of $100,000.00 previously furnished contemporaneously with the execution of the FIRST AMENDMENT TO LEASE DATED 9-27-01 will continue to be held by lessor under the SECURITY AND DAMAGE DEPOSIT previously executed (Exhibit 2 attached).

All other terms and provisions of lease shall remain in full force and effect.
IN WITNESS WHEREOF: the lessor and lessee have caused these presents to be executed in form and manner sufficient to bind them at law, as of the day and year first written above.

Lessee: Navarre Corporation, a Minnesota Corporation		Lessor: Cambridge Apartments, Inc., a Minnesota Corporation

By:	/s/ J. Reid Porter	By:	/s/ John R. Paulson

	Its: Executive Vice President and CFO		Its: President